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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-3 (File No. 333-01601) of our report dated October 3, 1995, except for Note 18 for which the date is January 29, 1996, on our audits of the financial statements of Smitty's Supermarkets, Inc. and subsidiaries and the Predecessor. We also consent to the reference to our firm under the captions "Selected Historical Financial Data of Smitty's" and "Experts."

                                          COOPERS & LYBRAND L.L.P.

Phoenix, Arizona
April 16, 1996